Exhibit 10.3
SUMMARY SHEET OF AMENDMENT, DATED JULY 28, 2008, TO CHIEF OPERATING OFFICER’S
COMPENSATION UNDER EMPLOYMENT AGREEMENT, DATED MARCH 19, 2008
On July 28, 2008, the Company’s Board of Directors approved an amendment to the compensation terms of the Employment Agreement by and among the Company and Thomas J. Oliveri, dated as of March 19, 2008 (the “Oliveri Agreement”), pursuant to which Mr. Oliveri serves as the Company’s Chief Operating Officer and President. Such amendment modifies Section 4 of the Oliveri Agreement to increase Mr. Oliveri’s annual base salary from $190,000 to $200,000. All the other terms of the Oliveri Agreement remain unchanged.